Exhibit 10.13

NASH-FINCH COMPANY
1997 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

(2003 REVISION)

Second Declaration of Amendment

Pursuant to the retained power of amendment contained in Section 6.1 of the instrument entitled “Nash Finch Company 1997 Non-Employee Director Stock Compensation Plan (2003 Revision)” (the “Plan”), the undersigned hereby amends such Plan effective December 27, 2004 to provide that there may be no new participants in the Plan after December 31, 2004, that no election may be made under the Plan to defer Director Cash Compensation with respect to any Plan Year beginning after December 31, 2004, and that no Director Cash Compensation may be deferred under the Plan after December 31, 2004, with the timing of any deferral determined in a manner consistent with Internal Revenue Code section 409A and the regulations, rulings and guidance issued thereunder by the U.S. Treasury Department and the Internal Revenue Service.  Specific provisions of the Plan are amended in the manner described below.

1.                                       The first two sentences of Section 2.1(b) are amended to read as follows:

“(b)                           Each individual who is a Qualified Director on the first day of a calendar year that begins prior to December 31, 2004 is eligible to make deferral elections pursuant to Section 3.3 with respect to such calendar year.  An individual who becomes a Qualified Director after the first day of a calendar year that begins prior to December 31, 2004 is eligible to make deferral elections pursuant to Section 3.3 with respect to the remainder of such calendar year.”

4.                                       Section 3.3(b) is amended to read as follows:

“(b)                           With respect to services to be performed during a calendar year that begins prior to December 31, 2004, a Qualified Director may elect to defer all or any portion of his or her Director Cash Compensation relating to his or her services as a Qualified Director during such calendar year.  Any portion so elected will automatically apply to the Qualified Director’s Director Cash Compensation as adjusted from time to time during such calendar year.”

5.                                       The introductory clause of Section 7.11 is amended to read as follows:

“‘Director Cash Compensation’ means all amounts payable in cash by the Company to a Qualified Director for his or her services to the Company as a Qualified Director during any calendar year that begins prior to December 31, 2004,”.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 27th day of December, 2004.

NASH FINCH COMPANY

Attest:	/s/ John A. Haveman	By:	Kathleen E. McDermott
	Assistant Secretary		Senior Vice President